UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 13, 2009
Date of Report (date of earliest event reported)
OMNITURE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-52076	87-0619936

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)
550 East Timpanogos Circle
Orem, UT 84097
(Address of principal executive offices, including zip code)
(801) 722-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          Omniture, Inc. (the “Registrant”) has entered into amended and restated change of control agreements (the “Agreements”), effective May 13, 2009, with each of Michael S. Herring, the Registrant’s Chief Financial Officer and Executive Vice President; Brett M. Error, the Registrant’s Chief Technology Officer and Executive Vice President, Products; Christopher C. Harrington, the Registrant’s President, Worldwide Sales and Client Services; and John F. Mellor, the Registrant’s Executive Vice President, Business Development and Corporate Strategy, in order to, among other things, amend their prior change of control agreements to modify certain of the benefits to which the executive officers will be entitled upon a triggering event as described below. Specifically, the Agreements provide for the following changes to certain of the benefits to which these executive officers of the Registrant would be entitled if, within the period beginning 3 months prior to a change of control and ending 12 months following the change of control, (1) the executive officer’s employment is constructively terminated, (2) the executive officer’s employment terminates due to his death or disability, or (3) the executive officer’s employment is terminated involuntarily other than for cause (each, a “triggering event”):

Amended and Restated Change of Control
Prior Change of Control Agreements		Agreements (effective as of May 13, 2009)

•	a lump-sum payment equal to 75% of his annual base salary, plus 75% of his annual bonus	•	a lump-sum payment equal to 100% of his annual base salary, plus an amount equal to his average annual bonus for the two fiscal years prior to the fiscal year in which the change of control or his termination of employment occurs, whichever is greater

•	company-paid continuation of health, dental, vision and life insurance at the same ratio of premium contribution as was in effect immediately prior to the change of control for a period of up to nine months from the date of termination, including coverage for his eligible dependents	•	company-paid continuation of health, dental, vision and life insurance at the same ratio of premium contribution as was in effect immediately prior to the change of control for a period of up to 12 months from the date of termination, including coverage for his eligible dependents
          All severance benefits payable under the Agreements are conditioned upon the executive officers signing and not revoking a release of claims in favor of the Registrant no later than 60 days following the employment termination date and complying with non-competition and non-solicitation provisions contained in the Agreements.
          The foregoing description of the Agreements is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and which are incorporated herein by this reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Change of Control Agreement entered into between the Registrant and Michael S. Herring, effective as of May 13, 2009

10.2	Form of Amended and Restated Change of Control Agreement entered into between the Registrant and each of Brett M. Error, Christopher C. Harrington and John F. Mellor, effective as of May 13, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNITURE, INC.
	By:	/s/ Shawn J. Lindquist
Shawn J. Lindquist
Dated: May 18, 2009		Chief Legal Officer and Senior Vice President

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Amended and Restated Change of Control Agreement entered into between the Registrant and Michael S. Herring, effective as of May 13, 2009

10.2	Form of Amended and Restated Change of Control Agreement entered into between the Registrant and each of Brett M. Error, Christopher C. Harrington and John F. Mellor, effective as of May 13, 2009